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                                                                     Exhibit 5.1



                                                       HARRIS BEACH LLP
                                                       Attorneys at Law

                                                       The Granite Building
                                                       130 East Main Street
                                                       Rochester, New York 14604
                                                       (716) 232-4440

September 24, 2001




                     OPINION AND CONSENT OF HARRIS BEACH LLP



Harris Interactive Inc.
135 Corporate Woods
Rochester, New York 14623

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the Registration Statement on Form S-4 (File No. 333-69056) (the "Registration Statement"), filed on September 6, 2001 by Harris Interactive Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 19,498,437 Shares (the "Shares") of the Company's common stock, par value $.001 per share, that may be issued pursuant to the Agreement and Plan of Merger, dated as of August 5, 2001, by and among the Company, Total Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Total Research Corporation, a Delaware corporation (the "Merger Agreement").

         We have (i) examined the Registration Statement as filed with the Commission, (ii) examined and relied upon original, certified, conformed, photostat or other copies of the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, minutes of meetings with and resolutions of the Board of Directors of the Company and such other documents and records, and (iii) made such investigation of fact and such examination of law, all as we have deemed necessary and appropriate in order to enable us to render the opinion set forth herein.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that the Shares to be issued by the Company have been duly authorized for issuance and, when the Shares are issued in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.


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Harris Interactive Inc.
September 24, 2001
Page 2


       The opinion set forth above is subject to the following qualifications:

(a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

(b) In connection with the rendering of this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the current laws of the State of Delaware.

(c) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(d) Our opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus contained in and which is a part of the Registration Statement. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts, as they currently exist.

                                       HARRIS BEACH LLP

                                       /s/ Harris Beach LLP
                                       -----------------------------